REGISTRATION NO.
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           FLEXSTEEL INDUSTRIES, INC.
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

            MINNESOTA                                            42-0442319
(STATE OR OTHER JURISDICTION OF                               (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)

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                                  P.O. BOX 877
                               DUBUQUE, IOWA 52004
                   (ADDRESS OF PRINCIPAL OFFICES AND ZIP CODE)

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                           FLEXSTEEL INDUSTRIES, INC.
                             2002 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

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                                 R.J. KLOSTERMAN
                             CHIEF FINANCIAL OFFICER
                           FLEXSTEEL INDUSTRIES, INC.
                               3200 JACKSON STREET
                               DUBUQUE, IOWA 52001
                                  319-556-7730
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

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                                    COPY TO:

                            IRVING C. MACDONALD, ESQ.
                         601 CARLSON PARKWAY, SUITE 1050
                           MINNETONKA, MINNESOTA 55305
                                  952-449-5160


                         CALCULATION OF REGISTRATION FEE

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                                               PROPOSED            PROPOSED
                                               MAXIMUM             MAXIMUM
  TITLE OF SECURITIES      AMOUNT TO BE     OFFERING PRICE         AGGREGATE             AMOUNT OF
   TO BE REGISTERED         REGISTERED       PER SHARE(1)      OFFERING PRICE(1)     REGISTRATION FEE
Flexsteel Common
Stock (par value $1.00
per share)                  500,000(1)        $14.89(2)         $7,445,000(2)             $602.30

(1) Represents the aggregate number of shares of common stock, par value $1.00 per share (the "Common Stock"), of Flexsteel Industries, Inc. (the "Company") issuable upon exercise of stock options which may be granted under the Plan.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) promulgated under the Securities Act based on the closing sale price for the shares of Common Stock as reported on NASDAQ on June 2, 2003.



                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference.

          (a) Annual Report on Form 10-K for the fiscal year ended June 30, 2002 filed pursuant to the Exchange Act of 1934.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 since June 30, 2002 including Quarterly Reports on Form 10-Q for the quarters ended September 30, 2002, December 31, 2002 and March 31, 2003.

          (c) The description of the Registrant's Common Stock set forth in Registrant's Registration Statements filed pursuant to Section 12 of the Exchange Act of 1934 (the "Exchange Act") and any amendments or reports filed for the purpose of updating such description.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.


ITEM 4. DESCRIPTION OF SECURITIES.

          Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Minnesota Statutes, Section 302A.521, generally requires a corporation to indemnify its directors, officers, and employees against judgments, penalties, fines, and expenses, including attorneys' fees, incurred in connection with their official capacities, provided that such person (a) has not been indemnified by another with respect to the same matter, (b) acted in good faith, (c) received no improper personal benefit, (d) had no reasonable cause to believe that his conduct was unlawful, and (e) reasonably believed that his conduct was in the best interests of the corporation.

          The restated articles of the Registrant provide that the Registrant SHALL indemnify its former and present Directors, Officers and Members of Committees of the Board of Directors of Registrant, and one who at the request of Registrant is serving as a Director or Officer of another corporation, partnership, joint venture, trust or other enterprise including employee benefit plans; and MAY indemnify one who at the request of Flexsteel is serving as an Employee, Partner, Trustee, Fiduciary, Agent, Attorney or in any other capacity of another corporation, partnership, joint venture, trust or other enterprise including employee benefit plans, and one who is serving Registrant as an Other Person such as Employee, Partner, Trustee, Agent, Attorney, Fiduciary, or in any other capacity (all the above hereinafter called Indemnities) for actions undertaken or omitted in such Capacity to the fullest extent permitted by the Minnesota Business Corporation Act, other applicable statutory and case law (the
Law), as all the foregoing now exists or hereafter, from time to time, maybe changed, amended or supplemented. The indemnification shall inure to the benefit of the person, the person's heirs, legal representatives and administrators.

          If the Indemnitee institutes a Proceeding against the Registrant, the Indemnitee shall not be entitled to indemnification unless the Registrant has first consented in writing to the proceedings prior to its commencement by the Indemnitee.

          In furtherance thereof said Registrant is authorized, but shall not be required, to enter into Contracts and Agreements with any Indemnitee providing for indemnification and for the advancement and reimbursement of attorneys' fees and disbursements, judgments, penalties, fines, excise taxes, other disbursements, amounts paid in settlement and other expenses of every kind and nature (Expenses) - all to the fullest extent permitted by the Law. The Registrant's failure to do so shall in no manner affect or limit the rights provided for in this section or otherwise.

          The maximum aggregate amount of indemnity payable by the Registrant to ALL Indemnities arising out of the same occurrence regardless of how many claims or people are involved is five million dollars in 1987 constant dollars over and above all insurance paid.

          Any repeal, change, or amendment affecting this indemnification or the Minnesota Business Corporation Act or other applicable statutory and case law, shall not apply to eliminate, reduce or adversely affect any rights or protection of an Indemnitee existing prior to such repeal, change or amendment but to the extent that a Law change permits the Registrant to provide greater or broader rights or protection, the Law shall apply retroactively to the effective date of this provision which was adopted in 1987.

          The Registrant purchases and maintains Directors and Officers liability insurance.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8. EXHIBITS.

                                                                        Page No.

           4.    -   2002 Stock Option Plan                               10
           5.    -   Opinion of Irving C. MacDonald, Esq.                 17
          23.1   -   Consent of Deloitte & Touche LLP                     18
          23.2   -   Consent of Irving C. MacDonald, Esq.
                       (included in Exhibit 5)                            17
          24.    -   Power of Attorney                                    19

ITEM 9. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(a) (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent posteffective amendment thereof) which, individually or on the aggregate, represent a fundamental change in the information set forth on the Registration Statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a) (i) and (a) (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15
(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offer thereof.

          (3) To remove from registration by means of post-effective amendment of any of the securities being registered which remain unsold at the termination of the offering.

(b) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15
(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dubuque, State of Iowa on March 11, 2003.

                                     Flexsteel Industries, Inc.


                                                  /s/ K.B. Lauritsen
                                     -------------------------------------------
                                     By:   K.B. Lauritsen
                                           Chief Executive Officer and President


          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.




Date:    March 11, 2003                           /s/ L. Bruce Boylen
      ---------------------------      -----------------------------------------
                                                    L. Bruce Boylen
                                       CHAIRMAN, BOARD OF DIRECTORS AND DIRECTOR


Date:    March 11, 2003                          /s/ K. Bruce Lauritsen
      ---------------------------      -----------------------------------------
                                                   K. Bruce Lauritsen
                                         DIRECTOR, PRINCIPAL EXECUTIVE OFFICER
                                                      AND PRESIDENT


Date:    March 11, 2003                            /s/ Edward Monaghan
      ---------------------------      -----------------------------------------
                                                     Edward Monaghan
                                                         DIRECTOR


Date:    March 11, 2003                          /s/ James R. Richardson
      ---------------------------      -----------------------------------------
                                                   James R. Richardson
                                                         DIRECTOR


Date:    March 11, 2003                            /s/ R.J. Klosterman
      ---------------------------      -----------------------------------------
                                                    R.J. Klosterman
                                              CHIEF FINANCIAL OFFICER AND
                                            PRINCIPAL FINANCIAL OFFICER AND
                                             PRINCIPAL ACCOUNTING OFFICER


Date:    March 11, 2003                          /s/ Jeffrey T. Bertsch
      ---------------------------      -----------------------------------------
                                                   Jeffrey T. Bertsch
                                                        DIRECTOR


Date:    March 11, 2003                          /s/ Patrick M. Crahan
      ---------------------------      -----------------------------------------
                                                   Patrick M. Crahan
                                                        DIRECTOR


Date:    March 11, 2003                         /s/ Thomas E. Holloran
      ---------------------------      -----------------------------------------
                                                  Thomas E. Holloran
                                                       DIRECTOR

Date:    March 11, 2003                          /s/ Marvin M. Stern
      ---------------------------      -----------------------------------------
                                                   Marvin M. Stern
                                                       DIRECTOR


Date:    March 11, 2003                           /s/ Lynn J. Davis
      ---------------------------      -----------------------------------------
                                                    Lynn J. Davis
                                                       DIRECTOR


Date:    March 11, 2003                          /s/ Eric S. Rangen
      ---------------------------      -----------------------------------------
                                                   Eric S. Rangen
                                                     DIRECTOR


Date:    March 11, 2003                        /s/ Robert E. Deignan
      ---------------------------      -----------------------------------------
                                                 Robert E. Deignan
                                                    DIRECTOR

                                  EXHIBIT INDEX

EXHIBIT NO.

                                                                        Page No.

          4.     -    2002 Stock Option Plan                              10
          5.     -    Opinion of Irving C. MacDonald, Esq.                17
         23.1    -    Consent of Deloitte & Touche LLP                    18
         23.2    -    Consent of Irving C. MacDonald, Esq.
                        (included in Exhibit 5)                           17
         24.     -    Power of Attorney                                   19